EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm in the Registration Statement (Form S-8) pertaining to the Astronics Corporation Employee Stock Purchase Plan and to the incorporation by reference of our report dated February 3, 2006, with respect to the consolidated financial statements and schedule of Astronics Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2005 filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Buffalo, New York
December 12, 2006